EXHIBIT 10.3

                        SETTLEMENT AND RELEASE AGREEMENT

     THIS SETTLEMENT AND RELEASE AGREEMENT (the "Agreement") is made and entered into this the 2nd day of August, 2002 (the "Effective Date"), by and between Colorado State University Research Foundation ("CSURF" or "Plaintiff"),
CryoLife, Inc. ("CryoLife" or "Defendant"), and Dr. E. Christopher Orton ("Orton").

                                   I. RECITALS

     1. The case of Colorado State University Research Foundation v. CryoLife, Inc., Civil Action No. 01-N-933 (OES) (the "Lawsuit") is pending in the United States District Court for the District of Colorado between Plaintiff and Defendant.

     2. In the Lawsuit, Plaintiff alleges, among other things, that Defendant breached a certain Technology License (the "Technology License") dated March 26, 1996 between Plaintiff and Defendant, improperly identified the inventors on certain patents, and violated the Lanham Act (15 U.S.C. ss. 1125(a)(1)), and seeks damages, termination of the Technology License, assignment of certain patents, and other relief from Defendant. Defendant denies all allegations in the Lawsuit and denies that Plaintiff is entitled to the relief it seeks from Defendant.

     3. Defendant has filed a counterclaim against Plaintiff for declaratory judgment that it did not breach the Technology License. Plaintiff denies the allegations contained in Defendant's counterclaim.

     4. Orton, the inventor of the ORTON PATENTS (as defined below), who has assigned to CSURF all of his rights in the ORTON Patents and certain other technology licensed under the Technology License to CryoLife , is a necessary party to this Agreement.

     5. Plaintiff, Defendant, and Orton desire to compromise and settle all claims and disputes existing amongst themselves as of the Effective Date of this Agreement.

                        II. SETTLEMENT AND RELEASE TERMS

     NOW, THEREFORE, in consideration of the foregoing recitals, the payment described below, and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, Plaintiff and Defendant, by and through authorized representatives whose signatures appear below, and Orton do hereby agree as follows:

A.       Definitions

     1. ORTON PATENTS shall mean all U.S. and foreign patents and patent applications filed as of the Effective Date or directed to inventions made as of the Effective Date naming Orton as inventor or co-inventor together with all U.S. and foreign future applications, continuations, continued prosecution applications, continuations-in-part, divisions, or substitutions thereof. ORTON PATENTS include, but are not limited to, U.S. Patent Nos. 5,192,312; 5,772,695; 5,863,296; 5,855,617, and U.S. Provisional Application Serial No. 60/219,548 as well as corresponding Non-Provisional Application Serial No. 09/909914 and PCT Application Serial No. PCT/US01/22018.

     2. GOLDSTEIN PATENTS shall mean U.S. Patent Nos. 5,613,982; 5,632,778; 5,843,182; 5,899,936; and all pending and future applications and patents, both U.S. and foreign, arising from these patents, as well as any continuations, continued prosecution applications, continuations-in-part, divisions, or substitutions thereof.

     3. TISSUE DECELLULARIZATION PATENT APPLICATIONS shall mean U.S. Application Serial Nos. 08/838,852 and 09/735,522 and all pending and future applications


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

and patents, both U.S. and foreign,  arising from these patent applications,  as
well    as    any    continuations,    continued    prosecution    applications,
continuations-in-part, divisions, or substitutions thereof.

     4. TISSUE GRAFT PATENT APPLICATIONS shall mean U.S. Application Serial Nos. 60/178,632 and 09/769,769 and all pending and future applications and patents, both U.S. and foreign arising from these patents, as well as any continuations, continued prosecution applications, continuations-in-part, divisions, or substitutions thereof.

     5. UNSTENTED HEART VALVE PATENT APPLICATIONS shall mean U.S. Application Serial No. 09/540,525 and all pending and future applications and patents, both U.S. and foreign, arising from these patents, as well as any continuations, continued prosecution applications, continuations-in-part, divisions, or substitutions thereof.

     6. DECELLULARIZATION PROCESS shall mean any method that removes endogenous cells or cellular material by methods which include (a) cellular lysis in a hypotonic solution followed by nuclease digestion utilizing RNAse or DNAse or other nucleases, or (b) irradiation followed by nuclease digestion utilizing RNAse and/or DNAse or other nucleases.

     7. PROCESSED TISSUE shall mean xenograft and allograft tissue CryoLife processed or processes using a DECELLULARIZATION PROCESS.

     8. NET RECEIPTS FROM XENOGRAFT TISSUE SALES shall mean CryoLife's gross receipts from the sale of xenograft PROCESSED TISSUE minus any sales tax, returns, discounts and freight charges attributable to the sale or return of xenograft PROCESSED TISSUE.



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

     9. ALLOGRAFT STANDARD TISSUE shall mean allograft tissues which have not undergone a DECELLULARIZATION PROCESS.

     10. PROCESSING FEES FOR ALLOGRAFT PROCESSED TISSUE shall mean CryoLife's gross receipts from processing fees collected with the transfer of allograft PROCESSED TISSUE minus any sales tax, returns, discounts and freight charges attributable to the sale or return of allograft PROCESSED TISSUE.

     11. PROCESSING FEE FOR ALLOGRAFT STANDARD TISSUE shall mean CryoLife's gross receipts from processing fees collected with the transfer of ALLOGRAFT STANDARD TISSUE minus any sales tax, returns, discounts and freight charges attributable to the sale or return of ALLOGRAFT STANDARD TISSUE.

     12. NET INCREASED RECEIPTS FROM ALLOGRAFT TISSUE PROCESSING shall mean all PROCESSING FEES FOR ALLOGRAFT PROCESSED TISSUE multiplied by the following fraction (the "Fraction")

       (Average Per Unit Processing Fee for Allograft Processed Tissue) -
        (Average Per Unit PROCESSING FEE FOR ALLOGRAFT STANDARD TISSUE)
               _________________________________________________

         Average Per Unit Processing Fee for Allograft Processed Tissue

The Processing Fees used for purposes of calculation of the Fraction shall be CryoLife's average unit processing receipts during the royalty period (except only that the Fraction calculated for the royalty period January 1, 2002 to June 30, 2002 shall be applied to determine royalties payable for allograft PROCESSED TISSUE transferred or sold from March 26, 1996 to and including June 30, 2002). A calculation of the Fraction for all tissues currently processed using a DECELLULARIZATION PROCESS is attached hereto as Exhibit "A". The determination


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

of the Fraction for tissues, if any, processed using a DECELLULARIZATION PROCESS in the future which are not currently processed using a DECELLULARIZATION
PROCESS will be determined at the end of the first royalty period after such tissues are first offered by CryoLife on a commercial basis.

B.   Payments

     1. CryoLife will pay CSURF a royalty as described below on PROCESSED TISSUE transferred or sold from March 26, 1996 to and including March 28, 2011. Upon payment of royalties accruing pursuant to this Section B, Cryolife shall have no further payment obligations whatsoever, but all other provisions of this Agreement shall remain in full force and effect.

     2. CryoLife will pay to CSURF the sum of four hundred thousand dollars ($400,000.00) (the "Advance") as a nonrefundable advance payment of royalties which have accrued or which will accrue pursuant to paragraphs B(1), B(3), and B(4) herein. Promptly upon execution of this Agreement, North Star Trust Company ("Escrow Agent") shall be directed, by a letter in the form of the attached Exhibit "B," to terminate the Escrow Agreement entered into between CSURF and Cryolife and to transfer to CSURF the accumulated balance of the escrow account (No. 70 - 4139), pursuant to the Escrow Agreement, as the initial payment of the Advance. CryoLife will wire transfer to CSURF the remaining portion of the Advance within ten (10) business days following distribution of the Escrow funds.

     3. The royalty payable with respect to xenograft PROCESSED TISSUE sold shall be determined by multiplying 0.75% times NET RECEIPTS FROM XENOGRAFT TISSUE SALES.

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

     4.  The  royalty  payable  with  respect  to  allograft   PROCESSED  TISSUE
transferred shall be determined by multiplying 0.75% times NET INCREASED RECEIPTS FROM ALLOGRAFT TISSUE PROCESSING.

     5. CryoLife will pay royalties to CSURF on a semi-annual calendar basis in arrears. Payments with respect to each royalty period shall be due before the end of the following calendar quarter and shall be accompanied by a written report, signed by a Cryolife officer who certifies the accuracy of the report, which shows royalties accrued since March 26, 1996 through the end of the preceding royalty period, royalties accrued in the preceding royalty period, and royalties payable, if any, after adjustment for the Advance. The written report, and the information contained therein, shall be kept confidential by CSURF and Orton and shall not be disclosed to any other person or entity unless disclosure is required by judicial or administrative process, in which case CSURF and/or Orton will promptly notify CryoLife in order to allow CryoLife a reasonable time to oppose such process. The parties acknowledge that no royalty payments shall be due or payable unless and until the amount of the total accrued royalties exceeds the amount of the Advance.

     6. CSURF shall have the right for a period of three (3) years after receiving any royalty calculation and/or payment to appoint an independent certified public accountant, who is acceptable to CryoLife and who shall have access to CryoLife's records during reasonable business hours, for the purpose of verifying the royalties payable under this Agreement. This verification right may not be exercised by CSURF more than once in any calendar year, and the accountant shall disclose to CSURF only information relating solely to the accuracy of the royalty calculation and the royalty payments made in accordance with this Agreement. Such certified public accountant must agree to sign a confidentiality agreement prior to receiving access to CryoLife's records. Any information disclosed to CSURF by such certified public accountant shall be kept confidential by CSURF and shall not be disclosed to any other person or entity. The failure of CSURF to request verification of any royalty calculation during said three year period shall be considered acceptance of the accuracy of such calculation, and CryoLife shall have no obligation to maintain any records pertaining to such calculation beyond the three year period.

     7. Orton and CSURF agree and acknowledge that Orton, by virtue of his separate agreement(s) with Colorado State University ("CSU"), will receive financial compensation directly from CSURF as a result of the settlement contained in this Agreement. Orton hereby acknowledges this as good and valuable consideration for his entering into this Agreement. CryoLife shall have no obligation to make any payment to Orton.

C.   Termination of Technology License

     The  Technology  License is  terminated  as of the  Effective  Date of this
Agreement.   All  obligations,   undertakings  and  payments  contained  in  the
Technology License are no longer in effect.

D.   Disposition of Patent, Other Intellectual Property and Rights to Technology


     1. CSURF and Orton hereby assign to CryoLife all rights to the ORTON PATENTS and their interests in the Unstented Heart Valve Applications. Simultaneously with the execution of this Agreement, CSURF and Orton will execute the assignment to CryoLife in the form of the attached Exhibit "C".

     2. CSURF and Orton hereby assign to CryoLife all rights to inventions (whether patentable or not), technology, patents, trade secrets, know-how and information, owned or controlled by CSURF or Orton, and developed or identified by Orton or those working with Orton, related to tissue decellularization and/or recellularization. Simultaneously with the execution of this Agreement, CSURF and Orton will execute the assignment to CryoLife in the form of the attached Exhibit "C". Neither CSURF nor Orton shall have any obligation to assign to Cryolife any inventions (whether patentable or not), technology, patents, trade secrets, know-how and information, related to tissue decellularization and/or recellularization which they may create after the Effective Date .

     3. CSURF and Orton represent and warrant that the only patent applications which they have placed on file anywhere and which relate to tissue decellularization  or  tissue  recellularization  are  U.S.  Patent  Serial  No.
09/909,914, PCT Application Serial No. PCT/US01/22018, U.S. Provisional Application Serial No. 60/306,673 and U.S. Provisional Application Serial No. 60/309,454 ("Pending Orton Applications"). Within ten (10) business days of the Effective Date, CSURF shall expressly abandon the Pending Orton Applications and shall immediately forward copies of the abandonment documents to counsel for CryoLife. CSURF further agrees not to file any additional patent applications, extensions or substitutions thereof claiming priority to any of the above-referenced applications or the ORTON PATENTS.



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

     4. CSURF and Orton shall not voluntarily take any action to interfere with or oppose any CryoLife patent applications or future applications related to tissue decellularization or tissue recellularization or to deter the issuance of any such patent or patents that might issue therefrom. CSURF and Orton further agree not to contest the inventorship, enforceability or validity of the GOLDSTEIN PATENTS, the TISSUE DECELLULARIZATION PATENT APPLICATIONS, the UNSTENTED HEART VALVE PATENT APPLICATIONS or the TISSUE GRAFT PATENT APPLICATIONS.

     5. Upon reasonable request, payment of a reasonable consulting fee and as may be reasonably necessary, CSURF and Orton shall provide assistance to and cooperate with Cryolife in prosecution of patent applications related to or arising from the ORTON PATENTS, the GOLDSTEIN PATENTS, the TISSUE DECELLULARIZATION PATENT APPLICATIONS, the TISSUE GRAFT PATENT APPLICATIONS or the UNSTENTED HEART VALVE PATENT APPLICATIONS.

E.   Releases

     1. CSURF and Orton, for and in consideration of the payments and other undertakings of CryoLife set forth in this Agreement, the receipt of which is hereby acknowledged, do hereby release, acquit, and forever discharge Defendant, and all of its past and present affiliates, agents, subsidiaries, parent companies, officers, directors, employees, insurers, attorneys, heirs, successors, and assigns and the affiliates, agents, partners, principals, employees, insurers, officers, directors, attorneys, heirs, successors and assigns of their subsidiaries and parent companies (hereinafter collectively and individually referred to as "CryoLife Released Parties") of and from any and all claims, causes of action, suits, torts, fraud, negligence, bad faith, defamation, accounts, covenants, contracts, agreements, representations, promises, judgments, damages, expenses, any extra-contractual damages and any act known or unknown, foreseen or unforeseen, in law or in equity, which CSURF or Orton have ever had or may have against any of the CryoLife Released Parties from the beginning of time to the date of the Effective Date of this Agreement, except as to any obligations or undertakings pursuant to this Agreement.

     2. CryoLife, for and in consideration of the assignments and other undertakings of CSURF and Orton set forth in this Agreement, the receipt of which is hereby acknowledged, does hereby release, acquit, and forever discharge Plaintiff and Orton, and all of its past and present affiliates, agents, subsidiaries, parent companies, officers, directors, employees, insurers, attorneys, heirs, successors, and assigns and the affiliates, agents, partners, principals, employees, insurers, officers, directors, attorneys, heirs, successors and assigns of their subsidiaries and parent companies (hereinafter collectively and individually referred to as "CSURF Released Parties") of and from any and all claims, causes of action, suits, torts, fraud, negligence, bad faith, defamation, accounts, covenants, contracts, agreements, representations, promises, judgments, damages, expenses, any extra-contractual damages and any act known or unknown, foreseen or unforeseen, in law or in equity, which CryoLife has ever had or may have against any of the CSURF Released Parties from the beginning of time to the date of the Effective Date of this Agreement, except as to any obligations or undertakings pursuant to this Agreement.

F.   Use of Disclosed Technology, Trade Secrets, Know-How

     1. CryoLife shall be authorized to freely and forever make, use, sell, license, sublicense and/or commercialize any inventions (whether patentable or not), technology patents, trade secrets, know-how and information that Orton or

CSURF disclosed to CryoLife up to the Effective Date of this Agreement.

     2. Orton shall have the royalty-free, non-exclusive and non-assignable right to use the ORTON PATENTS solely for non-commercial, academic research purposes and solely at an academic institution. Other than this limited right to use the ORTON PATENTS, neither CSURF nor Orton may disclose, use, sell, commercialize, license, sublicense or encumber confidential or proprietary CryoLife technology, patents, information, trade secrets, and/or know-how.

     3. Notwithstanding anything to the contrary herein, CSURF and Orton are free to use any information, whether originally provided by CryoLife or otherwise, which is otherwise available for use by the public, subject to the restrictions of 35 U.S.C. ss. 1, et. seq. and related foreign laws. However, information shall not be deemed to fall within the foregoing exception merely because it may be embraced within a body of generally available public information, nor shall any combination of features be deemed to fall within such exception merely because the individual features thereof are publicly available.

G.   Dismissal of Lawsuit

     Promptly after the execution of this Agreement, Plaintiff and Defendant will file a Joint Stipulation of Dismissal With Prejudice in the form of the attached Exhibit "C".

H.   Warranty

     1. CSURF hereby represents and warrants that it has not sold, conveyed, licensed, encumbered, or otherwise transferred all or any portion of the claims asserted in the Lawsuit or its claimed rights in the ORTON PATENTS, GOLDSTEIN PATENTS, TISSUE DECELLULARIZATION PATENT APPLICATIONS, TISSUE GRAFT PATENT APPLICATIONS or UNSTENTED HEART VALVE PATENT APPLICATIONS to any person or entity.

     2. Orton hereby represents and warrants that he has not sold, conveyed, licensed, encumbered, or otherwise transferred all or any portion of the claims asserted in the Lawsuit or his claimed rights in the ORTON PATENTS, GOLDSTEIN PATENTS, TISSUE DECELLULARIZATION PATENT APPLICATIONS, TISSUE GRAFT PATENT APPLICATIONS or UNSTENTED HEART VALVE PATENT APPLICATIONS to any person or entity except CSURF.

     3. CryoLife hereby represents and warrants that it has not sold, conveyed, licensed, encumbered, or otherwise transferred all or any portion of the claims asserted in the Lawsuit.

     4. CSURF and CryoLife each hereby represents and warrants that it is duly authorized to enter into this Agreement and the individuals executing this Agreement represent and warrant that they are duly authorized to execute this Agreement on behalf of their respective principals.

     5. CryoLife represents and warrants that it currently processes certain of its allograft tissue products using a DECELLULARIZATION PROCESS.

I.   Confidentiality

     1. Pursuant to Paragraph 14 of the Protective Order entered in the Lawsuit, the Protective Order shall remain in full force and effect and survive the entry of any other order by the Court resulting in the termination of the Lawsuit. The parties agree, however, that the provisions of the Protective Order shall be modified by CryoLife's right, pursuant to Paragraph F(1) of this Agreement, to use information disclosed to it by CSURF or Orton.

     2. CSURF and Orton hereby represent and warrant that neither of them has had access to any CryoLife information or documents designated "Attorneys Eyes Only" and produced in this lawsuit pursuant to the Protective Order. CSURF and Orton shall return to their counsel all CryoLife information or documents designated "Confidential " pursuant to the Protective order for disposition in accordance with the terms of the Protective Order.

     3. CryoLife represents and warrants that it has not had access to any CSURF or Orton information or documents designated "Attorney's Eyes Only" and produced in this lawsuit pursuant to the Protective Order.

J.   Miscellaneous

     1. Each party to this Agreement agrees to pay all of its own costs, attorney's fees and other expenses related to the Lawsuit. No additional claim shall be filed by any party, or on its behalf or by its attorneys, for any additional fees or costs pertaining in any way to the Lawsuit.

     2. This Agreement constitutes the entire agreement between the parties with respect to the resolution and settlement of the Lawsuit and the claims released by CSURF hereunder, and supersedes all prior or contemporaneous agreements, promises, or understandings between the parties thereto. Neither CSURF,

CryoLife,   nor   Orton  is   relying   upon  any   representations,   promises,
understandings or agreements except as expressly set forth herein.

     3. This Agreement does not constitute an admission by any party hereto of liability to the other with respect to any claim asserted in the Lawsuit or otherwise, but is entered into solely for purposes of compromising and settling the disputes between the parties and the Lawsuit, and avoiding the time and expense that would be involved in proceeding with litigation.

     4. Each of the parties has fully, finally, and completely compromised matters involving disputed issues of law and fact as between them. The parties hereto assume the risk that the facts or law may be otherwise than it believes, whether through ignorance, oversight, error, negligence, or otherwise, and which, if known, would materially affect its decision to enter into this Agreement.

     5. The parties hereto each have been represented by competent legal counsel of its or his own choosing in the negotiation, preparation and execution of this Agreement. The parties further agree that they each have participated fully and freely in the negotiation and drafting of this Agreement and that as a result, this Agreement shall not be construed in favor of or against either party hereto.

     6. It is further understood and agreed that should any portion of this Agreement be held invalid by operation of law or otherwise, the remaining portion shall be given full force and effect and shall not in any way be affected thereby.

     7. This Agreement may be executed in multiple counterparts and, when executed by each of the parties, shall constitute a single agreement.

     8. Facsimile signatures are acceptable to bind the parties hereto.

     9. Venue for any action filed to enforce this Agreement shall be in the United States District Court for the District of Colorado. Any disputes arising out of or related to this Agreement shall be governed by Colorado law.

     IN  WITNESS  WHEREOF,   Colorado  State  University  Research   Foundation,
CryoLife, Inc., and Dr. E. Christopher Orton have hereunder set their hands and seals on this the 2nd day of August, 2002.

                            [SIGNATURES ON NEXT PAGE]

                      PLEASE READ CAREFULLY BEFORE SIGNING



                                    I HAVE READ, UNDERSTAND AND
                                    AGREE TO THE FOREGOING.

                                    Colorado State University Research
                                    Foundation


                                    By:  /s/ Kathleen Henry
                                         ------------------------------

                                    Its: President/CEO
                                         ------------------------------



                                   With express authority to enter
                                   this  agreement on behalf of Colorado
                                   State   University Research Foundation


STATE OF COLORADO   )
COUNTY OF LARIMER   )

     I, Dian Marie Kammeyer, a Notary Public in and for said county and state, hereby certify that Kathleen Henry, President/CEO of Plaintiff Colorado State University Research Foundation, whose name is signed to the foregoing Settlement and Release Agreement, and who is known to me, acknowledged before me on this day that, being informed of the contents of such instrument, he executed the same voluntarily on the day the same bears date.

     Given under my hand and seal, this 2nd day of August, 2002.



                                   /s/ Dian Marie Kammeyer
                                   --------------------------------------

(SEAL)                             Notary Public

                                   My Commission Expires: 4-9-04
                                                          ------------------

                      PLEASE READ CAREFULLY BEFORE SIGNING



                                    I HAVE READ, UNDERSTAND AND
                                    AGREE TO THE FOREGOING.


                                    CryoLife, Inc.


                                    By:  /s/ Steven G. Anderson
                                       ---------------------------------------
                                    Its: President/CEO
                                       ---------------------------------------



                                    With express authority to enter this
                                    agreement on behalf of CryoLife, Inc.




STATE OF GEORGIA             )
         --------------------
COUNTY OF COBB               )
          -------------------

     I, Suzanne K. Gabbert, a Notary Public in and for said county and state, hereby certify that Steven G. Anderson, President & CEO of Defendant CryoLife, Inc., whose name is signed to the foregoing Settlement and Release Agreement, and who is known to me, acknowledged before me on this day that, being informed of the contents of such instrument, he executed the same voluntarily on the day the same bears date.

     Given under my hand and seal, this 30th day of July, 2002.





                                     /s/ Suzanne K. Gabbert
                                     -------------------------------------

(SEAL)                               Notary Public

                                     My Commission Expires: 9-13-04
                                                           ---------------

                      PLEASE READ CAREFULLY BEFORE SIGNING



                                       I HAVE READ, UNDERSTAND AND
                                       AGREE TO THE FOREGOING.

                                       Dr. E. Christopher Orton


                                       /s/ Dr. E. Christopher Orton
                                       ---------------------------------------




STATE OF COLORADO        )
         ----------------

COUNTY OF LARIMER        )
         ----------------

     I, Dian Marie Kammeyer, a Notary Public in and for said county and state, hereby certify that Dr. E. Christopher Orton, whose name is signed to the foregoing Settlement and Release Agreement, and who is known to me, acknowledged before me on this day that, being informed of the contents of such instrument, he executed the same voluntarily on the day the same bears date.

     Given under my hand and seal, this 5th day of August, 2002.


                                     /s/ Dian Marie Kammeyer
                                     --------------------------

(SEAL)                               Notary Public

                                     My Commission Expires: 4-9-04
                                                           ----------

                                    EXHIBITS



A.   Paragraph A(8) Calculation of the "Fraction."


B. Paragraph B(2) Joint letter to Escrow Agent authorizing release of funds and termination of Escrow Agreement.


C. Paragraph D(1, 2) Assignment of ORTON PATENTS and all of Orton's and CSURF's technology related to decellularization and recellularization to CryoLife.


D.   Paragraph G Joint Stipulation of Dismissal with Prejudice.

                                                                       EXHIBIT A


                       Average Service
                         Fees as of
                           6/30/02         Fraction
                      ------------------ --------------

AV                            6,863
AV-SG                         8,764         21.69%
PV                            6,376
PV-SG                         8,640         26.20%
NVC/P                         1,973
NVC/P-SG                      2,303         14.33%
FV                            2,714
FV-SG                         3,203         15.27%
SFA                           2,634
SFA-SG                        2,934         10.22%






                                  Page 19 of 29

                                                                       EXHIBIT B



Ms. Kathleen Henry                               Mr. Steven G. Anderson
Colorado State University Research Foundation    CryoLife, Inc.
4100 University Services Center                  1655 Roberts Boulevard
Fort Collins, Colorado 80523                     Kennesaw, Georgia 30144



                                 August 1, 2002

E.   Via Federal Express

Andrew Dobzyn, Esq.
North Star Trust Company
500 West Madison Street
Suite 3800
Chicago, Illinois 60661

     Re:  Escrow Account No. 70 - 4139
          Termination of Escrow Agreement

Dear Mr. Dobzyn:

     This letter is to inform you that Colorado State University Research Foundation ("CSURF") and CryoLife, Inc. ("CryoLife"), the parties to the December 4, 2001 Escrow Agreement appointing North Star Trust Company as Escrow Agent and funding Escrow Account No. 70 - 4139, have settled the dispute between them.

     Under the terms of the settlement entered into between CSURF and CryoLife, the Escrow Agreement has been terminated. Please immediately wire the remaining balance of Escrow Account No. 70 - 4139 to CSURF. CSURF's wire transfer information is as follows:

         Bank:  First National Bank, Fort Collins, Colorado

         ABA Routing Number:  107000262

         Account Number:  00 9050 1

         Account Name:  CSURF

As of Friday, June 21, 2002, there was approximately $192,416.00 held in the Escrow Account. Pursuant to Paragraph 7(b) of the Escrow Agreement, upon your delivery of the remaining balance to CSURF, North Star Trust Company shall be released and discharged from all further obligations under the Escrow Agreement.

     Finally, if there are any outstanding expenses pursuant to Paragraph 8 of the Escrow Agreement, please send an invoice to CryoLife for payment. Likewise, if CryoLife is due a refund of its expenses under the Escrow Agreement, please send the refund to CryoLife.

     Thank you for your prompt cooperation.

                                   Sincerely,



COLORADO STATE UNIVERSITY                   CRYOLIFE, INC.
RESEARCH FOUNDATION


____________________________                _________________________________
Kathleen Henry                              Steven G. Anderson
President                                   President and CEO


cc:   Robert R. Brunelli, Esq.
      Kevin B. Getzendanner, Esq.

                                                                      EXHIBIT C

                                   ASSIGNMENT

         In consideration of other good and valuable consideration, of which receipt is acknowledged, Colorado State University Research Foundation, a corporation formed under the laws of the state of Colorado, and E. Christopher Orton each hereby sell and assign to CryoLife, Inc., a corporation of Florida, its and his entire right, title, and interest in and to all inventions (whether patentable or not), technology, patents, trade secrets, know-how and information, owned or controlled by Colorado State University Research Foundation or E. Christopher Orton, and developed or identified by E. Christopher Orton or those working with E. Christopher Orton, related to tissue decellularization and recellularization to be held and enjoyed by CryoLife Inc., its successors, and assigns, as fully and entirely as the same would have been held and enjoyed by the Colorado State University Research Foundation or E. Christopher Orton had this assignment and sale not been made. The Colorado State University Research Foundation and E. Christopher Orton further agree to execute all further papers and do all further acts appropriate to fully vest in CryoLife, Inc. the rights herein conveyed.

     In testimony whereof, the Colorado State University Research Foundation and
E. Christopher Orton have caused this assignment to be signed by its duly authorized officers and its seal to be attached and by E. Christopher Orton this __________ day of _________, 2002.



                                                ________________________________
                                                COLORADO STATE UNIVERSITY
                                                RESEARCH FOUNDATION


Attest
                                                ________________________________
                                                By:  Kathleen Henry, President

                                                (CORPORATE SEAL)


__________________________
         Secretary



State of Colorado
                        ss

County of ______________

     On this the ____ day of ___________, 2002, before me personally appeared Kathleen Henry, who acknowledged herself to be the President of Colorado State University Research Foundation, a corporation, that she knows the seal of said corporation, that the seal affixed to the foregoing instrument is that seal, that it was so affixed by authority of the Board of Directors of the corporation, and that, by like authority, she executed the instrument for the purposes stated in it by signing the name of the corporation by herself as President.

     In witness whereof I hereunto set my hand and the seal of my office.



                                  ________________________________________
                                  Notary Public



                                  ________________________________________
                                  E. CHRISTOPHER ORTON


State of Colorado
                       ss
County of ______________


     On this the ____ day of ___________, 2002, before me personally appeared E. Christopher Orton, who executed the instrument for the purposes stated in it by signing his name.

     In witness whereof I hereunto set my hand and the seal of my office.



                                  _________________________________________
                                  Notary Public

                                   ASSIGNMENT


     In consideration of other good and valuable consideration, of which receipt is acknowledged, Colorado State University Research Foundation, a corporation formed under the laws of the state of Colorado, owner of the entire right, title, and interest in the following United States Letters Patents and patent applications:

     1. Letters Patent No. 5,192,312, granted in the name of E. Christopher Orton, on March 3, 1993, by assignment recorded in the U.S. Patent and Trademark Office on Reel 006169, Frame 0272,

     2. Letters Patent No. 5,772,695, granted in the name of E. Christopher Orton, on June 30, 1998, by assignment recorded in the U.S. Patent and Trademark Office on Reel 009128, Frame 0392,

     3. Letters Patent No. 5,863,296, granted in the name of E. Christopher Orton, on January 26, 1999, by assignment recorded in the U.S. Patent and Trademark Office on Reel _____________, Frame __________,

     4. Letters Patent No. 5,855,617, granted in the name of E. Christopher Orton, on January 5, 1999, by assignment recorded in the U.S. Patent and Trademark Office on Reel 009128, Frame 0392,

     5. U.S. Non-Provisional Patent Application No. 09/909,914, naming E. Christopher Orton as inventor, by assignment recorded in the U.S. Patent and Trademark Office on Reel 012269, Frame 0694.

     6.  U.S.   Provisional   Application  Serial  No.  60/219,545,   naming  E.
Christopher Orton as inventor, by assignment recorded in the U.S. Patent and Trademark Office on Reel ____, Frame _____.

     7. PCT Application Serial No. PCT/US01/22018, naming E. Christopher Orton as inventor, by assignment recorded in the U.S. Patent and Trademark Office on Reel ____, Frame _____.

     8. U.S. Application Serial No. 09/540,525, naming E. Christopher Orton, inter alia, as an inventor, by assignment of E. Christopher Orton's rights solely, recorded in the U.S. Patent and Trademark Office on Reel ____, Frame
_____.

and E. Christopher Orton, inventor of the above-listed Letters Patents and patent applications, hereby sell and assign to CryoLife, Inc., a corporation of Florida, its and his entire right, title, and interest in the said Letters Patents, together with all reissues or reexaminations of said Letters Patents, all divisions and continuations of said applications, and all applications and patent rights for said inventions set forth in these applications in foreign countries, to be held and enjoyed by CryoLife Inc., its successors, and assigns, as fully and entirely as the same would have been held and enjoyed by the Colorado State University Research Foundation or E. Christopher Orton had this assignment and sale not been made. The Colorado State University Research Foundation and E. Christopher Orton further agree to execute all further papers and do all further acts appropriate to fully vest in CryoLife, Inc. the rights herein conveyed.

     In testimony whereof, the Colorado State University Research Foundation and
E. Christopher Orton have caused this assignment to be signed by its duly authorized officers and its seal to be attached and by E. Christopher Orton this __________ day of _________, 2002.



                                              _______________________________
                                              COLORADO STATE UNIVERSITY
                                              RESEARCH FOUNDATION


Attest
                                              _______________________________
                                              By:  Kathleen Henry, President

                                              (CORPORATE SEAL)
___________________________
         Secretary


State of Coloardo
                         ss
County of ______________



     On this the ____ day of ___________, 2002, before me personally appeared Kathleen Henry, who acknowledged herself to be the President of Colorado State University Research Foundation, a corporation, that she knows the seal of said corporation, that the seal affixed to the foregoing instrument is that seal, that it was so affixed by authority of the Board of Directors of the corporation, and that, by like authority, she executed the instrument for the purposes stated in it by signing the name of the corporation by herself as President.

     In witness whereof I hereunto set my hand and the seal of my office.


                                ____________________________________
                                Notary Public



                                ____________________________________
                                E. CHRISTOPHER ORTON





State of Coloardo
                          ss
County of ______________


     On this the ____ day of ___________, 2002, before me personally appeared E. Christopher Orton, who executed the instrument for the purposes stated in it by signing his name.

     In witness whereof I hereunto set my hand and the seal of my office.



                                  ____________________________________
                                  Notary Public

                                                                      EXHIBIT D


                       IN THE UNITED STATES DISTRICT COURT
                          FOR THE DISTRICT OF COLORADO

Civil Action No. 01-N-0933 (OES)

COLORADO STATE UNIVERSITY
RESEARCH FOUNDATION, a Colorado
non-profit corporation,

        Plaintiff/ Counterclaim Defendant,

        vs.

CRYOLIFE, INC., a Florida corporation,

        Defendant/Counterclaimant.

________________________________________________________________________________

                  JOINT STIPULATION OF DISMISSAL WITH PREJUDICE

________________________________________________________________________________


     WHEREAS Plaintiff/Counterclaim Defendant Colorado State University Research Foundation ("Plaintiff") and Defendant/Counterclaimant CryoLife, Inc. ("Defendant") having settled all claims pending the above-referenced action, and it being the intent of Plaintiff and Defendant that all claims and actions be dismissed with prejudice, pursuant to their mutual consents set forth below;

     COMES NOW Plaintiff, by and through its undersigned attorneys of record, and pursuant to F.R.C.P. 41(a), dismisses with prejudice its Complaint and all claims and actions it has asserted or instituted in the above-referenced action; and

     COMES NOW Defendant, by and through its undersigned attorneys of record, and pursuant to F.R.C.P. 41(a, c), dismisses with prejudice its Counterclaim and all claims and actions it has asserted or instituted in the above-referenced action.

     The parties will bear their own costs and attorneys' fees.

     This 2nd day of August, 2002.




___________________________________         ____________________________________
Robert R. Brunelli                          Kevin B. Getzendanner
Joseph. E. Kovarik                          Stephen M. Dorvee
Scott R. Bialecki                           Aaron M. Danzig
SHERIDAN ROSS P.C.                          ARNALL GOLDEN GREGORY LLP
1560 Broadway, Suite 1200                   1201 W. Peachtree Street, Suite 2800
Denver, Colorado 80202-5141                 Atlanta, Georgia 30309-3450
(303) 863-9700                              (404) 873-8500

Attorneys for Plaintiff CSURF               HOLME ROBERTS & OWEN LLP
                                            Richard L. Gabriel
                                            Katheryn Jarvis Coggon
                                            1700 Lincoln, Suite 4100
                                            D.C. Box No. 07
                                            Denver, Colorado  80203
                                            Telephone:  (303) 861-7000

                                            BRINKS HOFER GILSON & LIONE
                                            Jeffery M. Duncan
                                            Helen A. Odar
                                            455 North Cityfront Plaza Drive
                                            Suite 3600
                                            Chicago, Illinois  60611
                                            (312) 321-4200

                                            Attorneys for Defendant
                                            Cryolife, Inc.



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